For Immediate Release

U.S. ENERGY CORP. AND CRESTED CORP. ANNOUNCE COMPLETION OF SALE OF URANIUM ONE, INC. HOLDINGS

CONSOLIDATED CASH BALANCES CURRENTLY EXCEED $100 MILLION

Riverton, Wyoming (July 27, 2007) — U.S. Energy Corp. (NASDAQ Capital Market:  “USEG”) and Crested Corp. (OTCBB:  “CBAG”), announced today that they have liquidated all of their shares of Uranium One, Inc. (TSE and JSE:  “SXR”) related to their uranium assets sale on April 30, 2007.  On May 1, 2007 USEG and CBAG liquidated 4.4 million shares of the 6,607,605 shares received on April 30, 2007.  The net cash received from that transaction on a consolidated basis and as previously announced, totaled $61,044,600, or US $13.87 per share.  On Thursday, July 26, 2007, USEG and CBAG received final net proceeds from the sale of their remaining 2,207,605 shares of $29,679,400 on a consolidated basis, or US $13.45 per share.  The final sale of USEG’s and CBAG’s Uranium One shares was executed on July 12, 2006 and settled on July 26, 2007.  In addition to the receipt of funds from the sale of Uranium One shares, USEG and CBAG also recently received approximately $7,300,000 in funds from various agencies related to the release of various uranium asset reclamation bonds that were assumed by Uranium One.

USEG and CBAG’s remaining uranium asset is a 4% Net Profits Interest on the reportedly 50 million pound uranium deposit at Green Mountain in Wyoming, which is owned by Rio Tinto, Inc.  Additionally, if certain conditions are met by Uranium One under its Asset Purchase Agreement with USEG and CBAG, the companies stand to receive up to an additional $40 million in cash payments from Uranium One in the future.

Press Release
July 27, 2002

“The sale of our shares of Uranium One in no way reflects any lack of confidence in Uranium One executing on their business plan to become a major global uranium producer.  Rather, it is illustrative of our corporate vision to build our cash position and avoid speculation in the securities markets,” stated Mark J. Larsen, President of USEG.  “With over $100 million in cash in the bank, our goal is to invest and leverage our resources effectively into select mineral investments including oil and gas, that can deliver recurring revenues to our shareholders.  Meanwhile, we will continue to focus very strongly on working closely with our operating partner, Kobex Resources Ltd., to advance our ‘world class’ Lucky Jack molybdenum project,” he added.

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Disclosure Regarding Mineral Resources
Under SEC and Canadian Regulations;
and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  Examples of these other companies are Sutter Gold Mining Inc. and Kobex Resources Ltd.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:
Keith G. Larsen, CEO or Mark J. Larsen, President
U.S. Energy Corp. (307) 856-9271